                                                                                                                                                                                                                                                   Exhibit 99.1

FOR IMMEDIATE RELEASE                                                     Contact: Frank Milano
                                            Select Comfort Corporation
                                            (763) 551-6908
                                                                                                                                                                                                                                                   frank.milano@selectcomfort.com

SELECT COMFORT TO PRESENT AT JPMORGAN’S SMALL CAP CONFERENCE
Company’s CFO, Jim Raabe, will present at 11:30 a.m. Eastern Time on February 15, 2006

MINNEAPOLIS - (February 14, 2006) - Select Comfort Corporation (NASDAQ: SCSS), the nation’s leading bed retailer(1) and creator of the Sleep Number® bed, will be among the 60 companies participating in the seventh annual JPMorgan Small Cap Conference in Philadelphia, PA on February 15th and 16th. Jim Raabe, Select Comfort’s chief financial officer, will present at 11:30 a.m. Eastern Time (10:30 a.m. Central; 8:30 a.m. Pacific) on Wednesday, February 15, 2006. To listen to the webcast, please access the investor relations area of the company’s website at: www.selectcomfort.com or link directly to the JPMorgan event center at: http://equityconferences.jpmorgan.com/.

About Select Comfort
Founded in 1987, Select Comfort Corporation is the nation's leading bed retailer(1), holding 32 U.S. issued or pending patents for its personalized sleep products. The company designs, manufactures and markets a line of adjustable-firmness mattresses featuring air-chamber technology, branded the Sleep Number® bed, as well as foundations and sleep accessories. Select Comfort's products are sold through its nearly 400 retail stores located nationwide, through selected bedding retailers; through its national direct marketing operations; and on the Internet at www.selectcomfort.com.
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(1) Top 25 Bedding Retailers, Furniture Today, May 23, 2005.